SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 3, 1999



                            THE ALLSTATE CORPORATION
               (Exact Name of Registrant as Specified in Charter)




   DELAWARE                          1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                     Number)


  2775 SANDERS ROAD, NORTHBROOK, ILLINOIS                           60062
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (847) 402-5000















                                   Page 1 of 9
                             Exhibit Index at page 4

Item 5.  OTHER EVENTS


     On November 3 and November 10, 1999, the Registrant issued the press releases attached hereto as Exhibit 99.




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits



EXHIBIT NO.                                           DESCRIPTION

   99                                       Registrant's press releases dated
                                            November 3 and November 10, 1999
































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




                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                 THE ALLSTATE CORPORATION




                                                  BY S\ EMMA M. KALAIDJIAN

                                                 Name:  Emma M. Kalaidjian
                                                 Title: Assistant Secretary



November 12, 1999























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



                                INDEX TO EXHIBITS




                                                         SEQUENTIAL
                                                            PAGE
NUMBER                DESCRIPTION                          NUMBER



 99           Registrant's press releases dated              5
              November 3 and November 10, 1999

                                                                  Exhibit No. 99
The Allstate Corporation
NEWS




                                                       FOR MORE INFORMATION:
                                                       April Hattori
                                                       Allstate Media Relations
                                                       (847)402-8373


FOR IMMEDIATE RELEASE


              ALLSTATE ELECTS DUANE ACKERMAN TO BOARD OF DIRECTORS


         Northbrook, IL - November 3, 1999 - The Allstate Corporation has elected Duane Ackerman to its board of directors, bringing its total membership to 12. Ackerman, 57, is chairman and chief executive officer of BellSouth Corporation.

     Ackerman was appointed chairman and chief executive officer of BellSouth Corporation on January 1, 1998. He has served in various capacities with the Atlanta-based telecommunications company, including president, chief operating officer and vice chairman. He began his tenure at BellSouth in 1991 as the vice chairman and group president of BellSouth Telecommunications, BellSouth's local telephone service unit and largest subsidiary.

     "Duane's strategic and operational experience at BellSouth will provide invaluable perspective to the board as we continue our multi-channel, multi-product and multi-brand strategy," said Edward M. Liddy, Allstate's chairman, president and chief executive officer.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 17th largest life insurance business.

                                      # # #

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


                                                                  Exhibit No. 99
The Allstate Corporation
NEWS
                                                        FOR MORE INFORMATION:
                                                        April Hattori
                                                        Allstate Media Relations
                                                        847-402-8373

FOR IMMEDIATE RELEASE

ALLSTATE ANNOUNCES NEW BUSINESS APPROACH INCLUDING DIRECT AND INTERNET SALES; NEW AGENCY SUPPORT INITIATIVES; EXPENSE REDUCTIONS AND EXPANSION OF SHARE BUYBACK

         SWEEPING CHANGES MARK LATEST MOVE IN COMPANY'S GROWTH STRATEGY

     NORTHBROOK, Ill., November 10, 1999 - The Allstate Corporation today announced a series of strategic initiatives to aggressively expand its selling and service capabilities. The company said it would leverage the local presence of its more than 15,200-strong captive agency sales force by seamlessly integrating it with the growth potential provided by offering Allstate-branded products via direct response call centers and the Internet. As part of this initiative, the company said it will reduce current expenses by $600 million annually to fund the investment in direct access and Internet channels, as well as invest in competitive pricing, new agent and claim technology and enhanced marketing and advertising. In addition, Allstate will reorganize its existing captive agency program to a single exclusive agency independent contractor program and expand its share repurchase program by an additional $2 billion.

     "Allstate is a company that has always delivered products and service to our customers when and where they wanted, from our earliest days through direct catalog, then through retail stores, and more recently through offices conveniently located in neighborhoods," said Edward M. Liddy, Allstate chairman, president and CEO.

     "Now, many of our customers and potential customers are telling us they want our products to be easier to buy, easier to service and more competitively priced," said Liddy. "We will combine the power of our agency distribution system with the growth potential of direct selling and electronic commerce, and at the same time take advantage of the enhanced sales and service potential of the Internet. This unique combination is without parallel in the industry and will make Allstate the most customer-focused company in the marketplace. These changes have been driven by the need to provide a broad array of insurance products when, where and how the customer wants to buy them, and will be a significant step in our drive to become the dominant insurance provider in the country."

     The company's latest initiative continues the strategic expansion of the company outlined by Liddy earlier this year that will see

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

Allstate become multi-channel, multi-brand, multi-product and multi-national. Earlier initiatives fitting into that overall strategy included the strategic partnership with Putnam Investments to market variable insurance products; the acquisition of CNA Personal Lines in a move to make Allstate a leader in the independent agency channel, and the acquisition of American Heritage Life Investment Corporation to market workplace insurance products. CNA Personal Insurance continues as a separate business unit offering non-Allstate branded products through independent agents.

     "We are now adding a multi-access dimension to this strategy," Liddy said. "These moves will allow us to change fundamentally the way we market and price our products and interact with our Allstate agents and customers. By streamlining our processes and changing our approach to sales and service, we will enhance our ability to grow and improve the way we take care of customers."

     The most far-reaching part of Liddy's plan will be the company's expanded move into direct access and electronic commerce. The company believes the power of the Allstate brand will enable it to achieve substantial market penetration of these rapidly growing sales channels. Unlike its competitors using these means, however, the company will be selling Allstate-branded products with a uniform pricing and service model across all channels. Customers who come to Allstate initially via an agent will have access to the service capabilities provided through the Internet, just as customers who enter via the direct or Internet channels will have access to a local agent for sales or service if the customer wants to use one. Allstate's goal is to begin the rollout of the new model in May and penetrate approximately 16 states, covering more than 40 percent of the U.S. population by the end of 2000 with the balance of the U.S., where allowed by law, by the end of 2001.

     "This business model meets the needs of a very large and profitable segment of insurance consumers who want more responsive service and who want their insurance company to be easier to do business with," said Liddy. "The value is in the convenience of conducting business anytime, anywhere, anyway and in the reassurance of having the local presence of a professional insurance agent available as needed."

     Part of Allstate's new business model also calls for the transition of approximately 6,500 of its captive agents from a number of different contracts and programs to one independent contractor exclusive agency program. The Exclusive Agency Program is the arrangement under which the majority of the company's more than 15,200 agents in the United States currently operate. This action will enable the company to service agents and customers more nimbly and cost-effectively.

     Rick Cohen, president of Allstate Property and Casualty, said the "intent is to have larger, more efficient and more entrepreneurial agencies. Our agents must be in a position to capitalize on the lead generation and cross-sell opportunities that will arise from our expanded distribution capabilities. Moving to one program across the country will enable us to simplify our support systems so that we can do a better job for our agents and respond to the changing needs of the marketplace faster. Our investment in new technology for our agency force is a key to this move, and we intend to have new systems on every agent desktop by the end of 2000."

     The company also announced that it is implementing a program to reduce current annual expenses by some $600 million. The reduction is designed to allow investment in competitive pricing, establishment of new sales capabilities, agent and claim technology and marketing and advertising. The reduction will result in the elimination of 4,000 current non-agent positions by the end of 2000, or approximately 10 percent of the company's non-agent work force, and will come from reductions in force, attrition, the closing of a field support center, and the previously announced closing of four regional offices. The reduction includes the elimination of approximately 460 jobs in the company's home office in Northbrook, Ill.

     To implement the cost reductions, Allstate expects to incur restructuring and related expenses of about $100 million in the fourth quarter and about $100 million throughout 2000. The costs will be incurred as agents transition to one program, operations and facilities are consolidated, and positions eliminated. To implement the new strategy, the company estimates that it will invest about $300 million in capital expenditures over the next two years. In addition, the company will spend about $700 million in systems development and implementation costs, rollout costs, and advertising for the new strategy over the same timeframe.

     During a national broadcast to agents and employees, Liddy and his senior staff described the challenges Allstate faces and plans to address them.

     "We are determined to profitably grow our business by offering our customers superior value, access and service," Liddy said. "We have a clear strategy, and are highly confident that this new approach represents a model that is second to none. Through our actions, we will provide superior service, with access to the company at the customer's convenience through agents, the Internet and call centers. We are going to fund this by making our organization more cost efficient, less bureaucratic, and at the same time become faster to market. We are convinced that this will generate more value for our customers, agents, shareholders and employees."

     Allstate also announced that it would accelerate and expand its share repurchase program. "We have completed just over half of a $2 billion share buyback first announced in August 1998 and originally scheduled to be completed by the end of 2000," said John Carl, Allstate's chief financial officer. "We are confident the major operational moves we are making will add strong growth over time. We also see a unique opportunity to enhance both our earnings per share growth and our return on equity through aggressive share repurchases. We plan completion of our current buyback program as well as an additional $2 billion by year end 2000."

     Following today's announcement The Allstate Corporation will be strongly positioned with powerful brands available to customers through a variety of distribution channels: Allstate-branded property and casualty and life products will be available through captive agents, independent agents, call centers and the Internet; CNA Personal Insurance brand will be available through independent agents; life insurance products can be accessed via brokers, banks and independent agents with a variety of brands and affiliations, including the Allstate/Putnam alliance; and affinity/worksite marketing with a variety of brands, such as American Heritage Life.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has more than 15,600 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 17th largest life insurance business.

     This release contains forward-looking statements about Allstate's expenses and restructuring charges. Such statements are made pursuant to safe harbor provisions of The Private Securities Litigation Reform Act of 1995. They are based on management's estimates, assumptions and projections and involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, the amount and timing of the restructuring charges are dependent on the number of agents transitioning to the Exclusive Agent Program. In addition, the expense reductions are dependent on the successful consolidation of operations.

                                     # # #





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